Exhibit 10.1

ONCONOVA THERAPEUTICS, INC.

2018 OMNIBUS INCENTIVE COMPENSATION PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Agreement”), dated as of                   (the “Date of Grant”), is delivered by Onconova Therapeutics, Inc. (the “Company”) to                 (the “Participant”).

RECITALS

The Onconova Therapeutics, Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of stock options to purchase shares of Common Stock.  The Committee has decided to make this nonqualified stock option grant as an inducement for the Participant to promote the best interests of the Company and its stockholders.  The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan, which is available by accessing [Insert MSSB link] and on the Company’s intranet at [Insert link].  Paper copies of the Plan and the official Plan prospectus are available by contacting the Chief Financial Officer of the Company at 267 759 3680 x. 37 or MGuerin@onconova.us.  This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.                                      Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase       shares of Common Stock (“Shares”) at an Exercise Price of $    per Share.  The Option shall become exercisable according to Section 2 below.

2.                                      Exercisability of Option.

(a)                                 The Option shall become vested and exercisable on the following dates (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:(1)

Vesting Date	[Percentage of] Shares for Which the Option is Exercisable as of the Vesting Date

(1)         Note to draft:  No portion should vest prior to the one-year anniversary of the Date of Grant, subject to the 5% carveout in Section 3(b) of the Plan.

(b)                                 The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  [If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares for which the Option becomes vested and exercisable on the last Vesting Date.]

(c)                                  In the event of a Change in Control, the provisions of the Plan applicable to a Change in Control shall apply to the Option, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change in Control and the Option is assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Participant’s employment or service is terminated by the Employer without Cause or by the Participant for Good Reason (as defined below) following a Change in Control and before the Option is fully vested and exercisable in accordance with the vesting schedule set forth in Section 2(a) above, any unvested and unexercisable portion of the Option shall become fully vested and exercisable upon such termination of employment.  In the event that the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the Option with a grant that has comparable terms, and the Participant is employed by, or providing services to, the Employer on the date of the Change in Control, any unvested and unexercisable portion of the Option shall become fully vested and exercisable upon the date of the Change in Control.  For purposes of this Agreement, “Good Reason” shall have the definition set forth in the Participant’s written employment agreement, offer letter or severance agreement entered into by and between the Participant and the Employer and shall only apply to the extent such agreement exists and Good Reason is defined therein.

[(d)                             In the event the Participant’s employment is terminated by the Employer without Cause or by the Participant for Good Reason, and before the Option is fully vested and exercisable in accordance with the vesting schedule set forth in Section 2(a) above, any unvested and unexercisable portion of the Option shall become fully vested and exercisable upon such termination of employment.](2)

3.                                      Term of Option.

(a)                                 The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding the foregoing, in the event that on the last business day of the term of the Option, the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s

(2)         Note to draft:  To be included for individuals with employment agreements providing for full acceleration on a termination by the Employer without Cause or by the Participant for Good Reason.

insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(b)                                 The Option shall automatically terminate upon the happening of the first of the following events:

(i)                                     The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause.

(ii)                                  The expiration of the six-month period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.

(iii)                               The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or the Participant dies within 90 days after the Participant ceases to be so employed or to provide services to the Employer for any reason other than Disability, death or Cause.

(iv)                              The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause.  In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section 3(a) above.  Subject to the provisions of [Sections 2(c) and 2(d) above],(3) any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.                                      Exercise Procedures.

(a)                                 Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise, specifying the number of shares of Common Stock as to which the Option is to be exercised and such other information as the Company or its delegate may require.

At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash or check, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) if permitted by the Committee, by payment through a broker in accordance

(3)         Note to draft:  Section references to be modified so that only the applicable references are included based on the applicable provisions of Section 2.

with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price (“net exercise”), or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Common Stock to exercise the Option.

(b)                                 The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)                                  All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option.  If permitted by the Committee, the Participant may elect to, or the Company may require that the Participant, satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities under procedures established by the Company.  Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(d)                                 Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

5.                                      Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.                                      Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee may amend the terms of this Option to the extent permitted by the Plan.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.                                      No Employment or Other Rights.  The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

8.                                      No Stockholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

9.                                      Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

10.                               Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11.                               Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing.  Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

12.                               Company Policies.  The Participant agrees that the Option shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.

13.                               Application of Section 409A of the Code.  This Agreement is intended to be exempt from section 409A of the Code and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ONCONOVA THERAPEUTICS, INC.

Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all decisions and determinations of the Committee shall be final and binding.

Participant:
Date: